Exhibit 12.1


                                 B&G FOODS, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                          (DOLLAR AMOUNTS IN THOUSANDS)



                                                      Year Ended              Year Ended             Year Ended
                                                     Dec. 30, 2000           Jan. 1, 2000           Jan. 2, 1999
                                                     -------------           ------------           ------------


Income before income tax expense ........           $       274             $     4,682             $     2,281

Add:
    Interest expense.....................                34,230                  28,397                  13,319
    Amortization of deferred financing
       costs.............................                 1,843                   1,477                     589
    Portion of rents representative of
       the interest factor...............                 1,133                     758                     719
                                                    -----------             -----------             -----------
Income as adjusted.......................           $    37,480             $    35,314             $    16,908
                                                    ===========             ===========             ===========

Fixed charges:
    Interest expense.....................           $    34,230             $    28,397             $    13,319
    Amortization of deferred financing
       costs.............................                 1,843                   1,477                     589
    Portion of rents representative of
       the interest factor...............                 1,133                     758                     719
                                                    -----------             -----------             -----------
Fixed charges............................           $    37,206             $    30,632             $    14,627
                                                    ===========             ===========             ===========

Ratio of earnings to fixed charges.......                  1.01                    1.15                    1.16
                                                    ===========             ===========             ===========

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